LETTER AGREEMENT

AMG Systematica Trend-Enhanced Markets Fund

Amended and Restated Distribution Agreement

February 19, 2025

AMG Distributors, Inc.

680 Washington Boulevard, Suite 500

Stamford, CT 06901

Attn: Keitha L. Kinne, Chief Operating Officer

Re:	Amended and Restated Distribution Agreement between AMG Distributors, Inc. and AMG Funds I (the “Trust”), dated as of September 17, 2015, as amended from time to time (the “Distribution Agreement”)

Ladies and Gentlemen:

The Trust hereby notifies you that it is creating a new series to be named AMG Systematica Trend-Enhanced Markets Fund (the “New Fund”), and that the Trust desires AMGDI to provide distribution services with respect to such New Fund pursuant to the terms and conditions of the Distribution Agreement. Attached as Exhibit A is an amended and restated Appendix A to the Distribution Agreement.

The Trust further notifies you that it desires to delete Section 16(a) of the Distribution Agreement in its entirety and replace it with the following:

“a. Acknowledges that with respect to each of AMG Systematica Managed Futures Strategy Fund and AMG Systematica Trend-Enhanced Markets Fund, AMG Funds LLC, the investment adviser to and commodity pool operator of each of AMG Systematica Managed Futures Strategy Fund and AMG Systematica Trend-Enhanced Markets Fund, intends that the Distributor keep and maintain certain books and records required to be maintained by the Commodity Futures Trading Commission (the “CFTC”);”

Please acknowledge your agreement to provide the services contemplated by the Distribution Agreement to the New Fund and your agreement to amend the Distribution Agreement by executing this letter agreement in the space provided below and then returning it to the undersigned.

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Sincerely,

AMG Funds I

By:
Name: Thomas Disbrow
Title: Treasurer, Chief Financial Officer and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Distributors, Inc.

By:
Name: Keitha L. Kinne
Title: Chief Operating Officer
Date: February 19, 2025

Exhibit A

AMENDED AND RESTATED APPENDIX A

AMG Boston Common Global Impact Fund

AMG Frontier Small Cap Growth Fund

AMG GW&K Core Bond ESG Fund

AMG River Road Large Cap Value Select Fund

AMG Systematica Managed Futures Strategy Fund

AMG Systematica Trend-Enhanced Markets Fund

AMG Veritas China Fund

AMG Veritas Global Focus Fund

AMG Veritas Global Real Return Fund

Date: February 19, 2025